Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Sono-Tek Corporation on Form S-8 (File No.’s 333-112913 and 333-216504) of our report dated May 24, 2022 with respect to our audits of the consolidated financial statements as of February 28, 2022 and 2021, and for each of the years in the two-year period ended February 28, 2022 and 2021, which was included in the Company’s Annual Report (Form 10-K) filed on May 24, 2022.

/s/ Friedman LLP

FRIEDMAN LLP
East Hanover, NJ
May 24, 2022